Exhibit 99.1

Towerstream Reports Third Quarter 2013 Results

MIDDLETOWN, R.I., November 12, 2013 – Towerstream Corporation (NASDAQ: TWER) (the “Company”), a leading 4G and Small Cell Rooftop Tower company, announced results for the third quarter ended September 30, 2013.

Third Quarter Operating Highlights

Hetnets Tower Corporation Subsidiary

●	Revenues increased to $0.5 million in the third quarter 2013 compared to $0.2 million in the second quarter 2013.
●	Initiated long term Wi-Fi lease agreement with a major cable operator during the third quarter 2013.

Towerstream Corporation

●

Average revenue per user (“ARPU”) of new customers (excluding acquisitions) increased to $648 during the third quarter 2013 compared to $640 for the second quarter 2013 and $560 for the third quarter 2012.

●	Total ARPU of all customers increased for the sixth consecutive quarter to $747.
●	Company remained in a strong financial position as cash balances totaled almost $33 million at September 30, 2013 with cash used in the quarter ended September 30, 2013 of approximately $4 million.

Management Comments

"We are pleased to report strong rent-based revenue growth for Hetnets Tower Corporation which operates our shared wireless infrastructure segment," stated Jeffrey Thompson, President and Chief Executive Officer.  "Network performance has been stellar and traffic volume has increased significantly since service was launched with a major cable company in the third quarter.  We expect continued revenue growth as our relationships expand through the cable consortium.”

"As the carriers complete their LTE upgrades, they are beginning to focus on the densification of their networks in major urban markets where the explosion of mobile data traffic is creating significant performance issues," stated Joseph Hernon, Chief Financial Officer.  "We believe that small cell and Wi-Fi, both onload and offload, will accelerate in 2014, providing our tower business with a diverse customer base and sustained revenue growth."

Selected Financial Data and Key Operating Metrics

(All dollars are in thousands except ARPU)

	(Unaudited)
	Three months ended
	9/30/2013	6/30/2013	9/30/2012

Revenues	$8,401	$8,212	$8,127
Gross margin
Consolidated	31%	35%	45%
Fixed wireless	66%	69%	70%
Capital expenditures
Fixed wireless	$1,243	$1,028	$2,076
Shared wireless infrastructure	681	233	3,818
Corporate	200	46	340
Churn rate (1)	1.81%	2.37%	1.54%
ARPU (1)	$747	$740	$714
ARPU of new customers (1)	648	640	560
Cash and cash equivalents	32,794	36,387	23,132

(1)	See Non-GAAP Measures below for the definitions of Churn, ARPU and ARPU of new customers.

Consolidated Statement of Operations (Unaudited)

(All dollars are in thousands except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Revenues	$8,401	$8,127	$24,912	$24,050

Operating Expenses
Cost of revenues	5,773	4,444	16,364	11,240
Depreciation and amortization	3,846	3,399	11,653	10,029
Customer support	893	1,173	3,028	3,574
Sales and marketing	1,369	1,562	4,333	4,598
General and administrative	2,600	2,929	8,374	9,073
Total Operating Expenses	14,481	13,507	43,752	38,514
Operating Loss	(6,080)	(5,380)	(18,840)	(14,464)
Other Income (Expense)
Gain on business acquisition	-	-	1,004	(40)
Interest income	-	10	1	41
Interest expense	(60)	(37)	(155)	(76)
Other income (expense), net	(3)	(1)	(11)	(8)
Total Other Income (Expense)	(63)	(28)	839	(83)
Net Loss	$(6,143)	$(5,408)	$(18,001)	$(14,547)

Net loss per common share – basic and diluted	$(0.09)	$(0.10)	$(0.28)	$(0.27)
Weighted average common shares outstanding – basic and diluted	66,402	54,403	64,764	54,361

Statement of Operations - Segment Basis

	Three months ended September 30, 2013 (Unaudited)
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$7,910	$536	$-	$(45)	$8,401

Operating Expenses

Cost of revenues	2,640	3,111	67	(45)	5,773
Depreciation and amortization	2,755	857	234	-	3,846
Customer support	209	55	629	-	893
Sales and marketing	1,206	81	82	-	1,369
General and administrative	126	152	2,322	-	2,600
Total Operating Expenses	6,936	4,256	3,334	(45)	14,481

Operating Income (Loss)	$974	$(3,720)	$(3,334)	$-	$(6,080)
Non-cash expenses (a)	2,836	862	506	-	4,204
Adjusted EBITDA (b)	3,810	(2,858)	(2,828)	-	(1,876)
Less: Capital expenditures	1,243	681	200	-	2,124
Net Cash Flow (b)	$2,567	$(3,539)	$(3,028)	$-	$(4,000)

Statement of Operations - Segment Basis

	Nine months ended September 30, 2013 (Unaudited)
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$24,158	$891	$-	$(137)	$24,912

Operating Expenses

Cost of revenues	7,564	8,778	159	(137)	16,364
Depreciation and amortization	8,411	2,633	609	-	11,653
Customer support	566	215	2,247	-	3,028
Sales and marketing	3,825	239	269	-	4,333
General and administrative	444	486	7,444	-	8,374
Total Operating Expenses	20,810	12,351	10,728	(137)	43,752

Operating Income (Loss)	$3,348	$(11,460)	$(10,728)	$-	$(18,840)
Non-recurring expenses, primarily acquisition related	-	-	113	-	113
Non-cash expenses (a)	8,689	2,641	1,549	-	12,879
Adjusted EBITDA (b)	12,037	(8,819)	(9,066)	-	(5,848)
Less: Capital expenditures	3,359	1,049	350	-	4,758
Net Cash Flow (b)	$8,678	$(9,868)	$(9,416)	$-	$(10,606)

(a) Includes depreciation and amortization, stock-based compensation, loss on property and equipment, and loss on nonmonetary transactions.

(b) See Non-GAAP Measures below for a definition and reconciliation of (i) Adjusted EBITDA to Net Loss and

(ii) Net Cash Flow to Net Cash Used in Operating Activities.

Effective January 1, 2013, the Company has two reportable segments. The Fixed Wireless segment provides fixed wireless broadband services to commercial customers and delivers access over a wireless network transmitting over both regulated and unregulated radio spectrum. The Shared Wireless Infrastructure segment offers a range of rental options on street level rooftops related to (i) the installation of customer owned Small Cells, (ii) the offloading of mobile data, and (iii) backhaul, power and other related telecommunications.

The Corporate group includes corporate overhead and centralized activities which support our overall operations. Corporate overhead includes administrative personnel, including executive management, and other support functions such as information technology and facilities. Centralized operations include network operations, customer care, and the management of network assets. Corporate costs are not allocated to the segments because such costs are managed on a centralized basis. Management also believes that not allocating these centralized costs provides a better reflection of the direct operating performance of each segment.

Summary Condensed Balance Sheet (All dollars are in thousands)
	(Unaudited) September 30, 2013	(Audited) December 31, 2012
Assets
Current Assets
Cash and cash equivalents	$32,794	$15,152
Other	1,913	1,553
Total Current Assets	34,707	16,705

Property and equipment, net	38,186	41,982

Other assets	7,356	8,423

Total Assets	80,249	67,110

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	3,166	4,149
Deferred revenues and other	2,293	2,468
Total Current Liabilities	5,459	6,617

Long-Term Liabilities	2,249	2,689
Total Liabilities	7,708	9,306

Stockholders’ Equity
Common stock	66	54
Additional paid-in-capital	153,844	121,118
Accumulated deficit	(81,369)	(63,368)
Total Stockholders’ Equity	72,541	57,804
Total Liabilities and Stockholders’ Equity	$80,249	$67,110

Summary Condensed Statement of Cash Flows (Unaudited)	Nine months ended September 30,
	2013	2012
Cash Flows from Operating Activities
Net loss	$(18,001)	$(14,547)
Non-cash adjustments:
Depreciation & amortization	11,653	10,029
Stock-based compensation	939	1,353
Gain on business acquisition	(1,004)	40
Other	65	216
Changes in operating assets and liabilities	(2,018)	(2,110)
Net Cash Used in Operating Activities	(8,366)	(5,019)

Cash Flows From Investing Activities
Acquisitions of property and equipment	(3,897)	(15,997)
Acquisition of a business, net of cash acquired	(223)	-
Other	(148)	(501)
Net Cash Used in Investing Activities	(4,268)	(16,498)

Cash Flows From Financing Activities
Payments on capital leases	(571)	(385)
Proceeds from stock issuances	348	397
Net proceeds from sale of common stock	30,499	-
Other	-	(35)
Net Cash Provided by (Used in) Financing Activities	30,276	(23)

Net Increase (Decrease) In Cash and Cash Equivalents	17,642	(21,540)
Cash and cash equivalents – beginning	15,152	44,672
Cash and cash equivalents – ending	$32,794	$23,132

Fixed Wireless Segment Market data for the three months ended September 30, 2013

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Boston	$1,633	$392	$1,241	76%	$166	$1,075
Los Angeles	2,021	569	1,452	72%	399	1,053
New York	1,915	660	1,255	66%	270	985
Chicago	780	308	472	61%	112	360
Miami	383	124	259	68%	128	131
San Francisco	312	131	181	58%	77	104
Las Vegas-Reno	251	146	105	42%	33	72
Houston	154	66	88	57%	23	65
Providence-Newport	115	50	65	57%	11	54
Dallas-Fort Worth	174	102	72	41%	64	8
Seattle	83	54	29	35%	22	7
Nashville	5	15	(10)	-%	2	(12)
Philadelphia	39	24	15	38%	31	(16)
Total	$7,865	$2,641	$5,224	66%	$1,338	$3,886

Fixed Wireless Segment Market data for the three months ended September 30, 2012

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Boston	$1,698	$385	$1,313	77%	$220	$1,093
Los Angeles	1,995	599	1,396	70%	399	997
New York	1,858	558	1,300	70%	319	981
Chicago	944	308	636	67%	171	465
Miami	413	119	294	71%	94	200
San Francisco	373	103	270	72%	76	194
Las Vegas-Reno	370	158	212	57%	29	183
Seattle	144	51	93	65%	33	60
Providence-Newport	132	65	67	51%	30	37
Nashville	12	14	(2)	-%	8	(10)
Dallas-Fort Worth	158	83	75	47%	90	(15)
Philadelphia	30	22	8	27%	32	(24)
Total	$8,127	$2,465	$5,662	70%	$1,501	$4,161

Fixed Wireless Segment Market data for the nine months ended September 30, 2013

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Los Angeles	$6,138	$1,642	$4,496	73%	$1,131	$3,365
Boston	4,931	1,133	3,798	77%	572	3,226
New York	5,741	1,911	3,830	67%	960	2,870
Chicago	2,513	890	1,623	65%	328	1,295
Miami	1,152	329	823	71%	298	525
Las Vegas-Reno	913	453	460	50%	97	363
San Francisco	934	358	576	62%	267	309
Houston	387	146	241	62%	64	177
Providence-Newport	356	149	207	58%	48	159
Seattle	314	159	155	49%	72	83
Dallas-Fort Worth	507	290	217	43%	206	11
Philadelphia	119	61	58	49%	69	(11)
Nashville	16	43	(27)	-%	9	(36)
Total	$24,021	$7,564	$16,457	69%	$4,121	$12,336

Fixed Wireless Segment Market data for the nine months ended September 30, 2012

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Boston	$5,135	$1,145	$3,990	78%	$710	$3,280
Los Angeles	5,888	1,803	4,085	69%	1,116	2,969
New York	5,349	1,635	3,714	69%	907	2,807
Chicago	2,743	844	1,899	69%	507	1,392
Miami	1,238	300	938	76%	290	648
Las Vegas-Reno	1,199	464	735	61%	115	620
San Francisco	1,160	319	841	73%	236	605
Seattle	375	163	212	57%	79	133
Providence-Newport	365	150	215	59%	93	122
Dallas-Fort Worth	488	257	231	47%	258	(27)
Nashville	31	42	(11)	-%	26	(37)
Philadelphia	79	55	24	30%	77	(53)
Total	$24,050	$7,177	$16,873	70%	$4,414	$12,459

Operating Outlook and Guidance

●	Revenues for the fourth quarter 2013 are expected to range between $7.8 million to $8.2 million for the Fixed Wireless segment.

●	Revenues for the fourth quarter 2013 are expected to range between $0.6 million to $0.9 million for the Shared Wireless Infrastructure segment.

●	Adjusted EBITDA, on a segment basis, is expected to range between profitability of $3.7 million to $3.9 million for the Fixed Wireless segment.

Non-GAAP Measures and Reconciliations to GAAP Measures

We use certain Non-GAAP measures to monitor the Company's business performance and that of our segments. These Non-GAAP measures are not recognized under generally accepted accounting principles ("GAAP"). Accordingly, investors are cautioned about using or relying on these measures as alternatives to recognized GAAP measures. Our methods of calculating these measures may not be comparable to similar measures presented by other companies.

A definition of the Non-GAAP measures that we employ, and how we use them to monitor business performance, are as follows:

“Adjusted EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, other non-operating income or expenses, as well as gain or loss on (i) disposal of property and equipment, (ii) nonmonetary transactions, and (iii) business acquisitions.

“Adjusted Market EBITDA” also excludes corporate overhead expenses and other centralized costs. We believe that Adjusted Market EBITDA trends are insightful indicators of our markets’ relative performance, and whether our markets are able to produce sufficient market cash flow to fund working capital and capital expenditure needs.

“ARPU” refers to the monthly average revenue per user, or customer, being generated from those customers under contract at the end of each indicated period. We calculate ARPU by dividing our monthly recurring revenue (“MRR”) at the end of a period by the number of customers generating that MRR.

“ARPU of new customers” is calculated in the same manner but only includes new customers who entered into contracts during the indicated period.

“Churn” and “Churn rate” refer to the percent of revenue lost on a monthly basis from customers disconnecting from our network or reducing the amount of their bandwidth.

“Corporate” includes corporate overhead and centralized activities which support our overall operations.

“EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization.

“Market Cash Flow” represents the amount of cash generated in a market after deducting a market’s direct operating expenses from that market’s revenues. Market Cash Flow does not include (i) centralized costs which support all markets collectively or (ii) any network related capital expenditures incurred in a market.

“Net Cash Flows” represents Adjusted EBITDA less capital expenditures.

“Non-Core Expenses” relate to our efforts in 2012 to develop other wireless technology solutions and services, and primarily consisted of rent payments for street level rooftops, costs associated with constructing an offload network and payroll costs for employees working on these projects.

"Shared Wireless Infrastructure, Net" represents the net operating results for that business segment.

A reconciliation of non-GAAP measures to GAAP financial measures is as follows (amounts in thousands):

I. Adjusted Market EBITDA to Net Loss, Fixed Wireless Segment

	For the three months ended	For the nine months ended
	September 30, 2013	September 30, 2013
Adjusted Market EBITDA	$3,886	$12,336
Fixed wireless, non-market specific
Other expenses	(203)	(714)
Depreciation and amortization	(2,754)	(8,411)
Shared wireless infrastructure, net	(3,675)	(11,323)
Corporate	(3,334)	(10,728)
Other income (expense)	(63)	839
Net loss	$(6,143)	$(18,001)

	For the three months ended,	For the nine months ended
	September 30, 2012	September 30, 2012
Adjusted Market EBITDA	$4,161	$12,458
Fixed wireless, non-market specific
Other expenses	(228)	(615)
Depreciation and amortization	(2,594)	(8,103)
Non-core expenses	(2,803)	(6,026)
Corporate	(3,916)	(12,178)
Other income (expense)	(28)	(83)
Net loss	$(5,408)	$(14,547)

II. Adjusted EBITDA to Net Loss

	For the three months ended	For the nine months ended
	September 30, 2013	September 30, 2013
Adjusted EBITDA	$(1,876)	$(5,848)
Depreciation and amortization	(3,846)	(11,653)
Non-recurring expenses	-	(113)
Stock-based compensation	(272)	(939)
Loss on property and equipment	(23)	(82)
Loss on non-monetary transactions	(63)	(205)
Operating Income (Loss)	$(6,080)	$(18,840)
Interest income	-	1
Interest expense	(60)	(155)
Gain on business acquisition	-	1,004
Other income (expense), net	(3)	(11)
Net loss	$(6,143)	$(18,001)

III. Net Cash Flow to Net Cash Used in Operating Activities

	For the three months ended	For the nine months ended
	September 30, 2013	September 30, 2013
Net cash flow	$(4,000)	$(10,606)
Capital expenditures	2,124	4,758
Non-recurring expenses	-	(113)
Changes in operating assets and liabilities, net	383	(2,018)
Other, net	(145)	(387)
Net cash used in operating activities	$(1,638)	$(8,366)

Conference Call and Webcast

A conference call led by President and Chief Executive Officer, Jeff Thompson, and Chief Financial Officer, Joseph Hernon, will be held on November 12, 2013 at 5:00 p.m. ET to review our financial results and provide an update on current business developments. Interested parties may participate in the conference by dialing 877-755-7423 or 678-894-3069 (for international callers). A telephonic replay of the conference may be accessed approximately two hours after the call through November 19, 2013 at 11:59 p.m. ET by dialing 800-585-8367 or 404-537-3406 (for international callers) using pass code 88982268.

The call will also be webcast and can be accessed in a listen-only mode on the Company’s website at http://ir.towerstream.com/events.cfm.

About Towerstream Corporation

Towerstream (NASDAQ: TWER) is a leading 4G and Small Cell Rooftop Tower company. The company owns, operates, and leases Wi-Fi and Small Cell rooftop tower locations to cellular phone operators, tower, Internet and cable companies and hosts a variety of customers on its network. Towerstream was originally founded in 2000 to deliver fixed-wireless high-speed Internet access to businesses and to date offers broadband services in over 13 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Nashville, Las Vegas-Reno, and the greater Providence area. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

The Towerstream Corporation logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=6570

About Hetnets Tower Corporation

HetNets Tower Corporation (“HetNets”) was formed in January 2013 as a wholly owned subsidiary of Towerstream Corporation (NASDAQ:TWER), and offers a neutral host, shared wireless infrastructure solution, either independently or as a turnkey service.  Its wireless communications infrastructure is available to wireless carriers, cable and Internet companies in major urban markets where the explosion in mobile data is creating significant demand for additional capacity and coverage.  Hetnets offers a carrier-class Wi-Fi network for Internet access and the offloading of mobile data.  Its street level rooftop locations are ideal for the installation of customer owned small cells including DAS, Metro and Pico cells. Other solutions provided by Hetnets include backhaul, power, and related small cell requirements. More information is available at http://www.hetnets.com.

Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand small cell rooftop tower locations in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Monica Gould

The Blueshirt Group

212-871-3927

monica@blueshirtgroup.com

MEDIA CONTACT:

Todd Barrish

Indicate Media
646-396-6038

todd@indicatemedia.com